Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Summit Therapeutics Inc. of our report dated March 17, 2022 relating to the financial statements, which appears in Summit Therapeutics Inc's Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom
April 6, 2022